UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2004

PeopleSupport, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-115328	95-4695021

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1100 Glendon Ave., Suite 1250 Los Angeles, California	90024

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 824-6200

Not Applicable
(Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Company filed a Certificate of Amendment to Amended and Restated Certificate of Incorporation on September 28, 2004 (the “Amendment”). The Amendment reduced the trigger price for converting the Company’s preferred stock from $9.59 to $6.95 per share.

A copy of the Amendment is attached hereto as Exhibit 99.1.

Section 8 – Other Events

Item 8.01       Other Events.

On September 30, 2004, the Company issued a press release announcing the pricing of the initial public offering of its common stock at a price of $7.00 per share, before underwriting discounts and commissions. The offering consists of 6,818,182 shares of common stock, of which 4,745,727 are newly issued shares offered by the Company and 2,072,455 shares are offered by certain selling stockholders.

A copy of the Company’s press release is attached hereto as Exhibit 99.2.

The information contained in this report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Section 9. Financial Statements and Exhibits

Item 9.01(c) Exhibits.

Exhibit	Description
99.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
99.2	Press Release dated September 30, 2004 entitled: “PeopleSupport Announces Pricing of Initial Public Offering.”

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 4, 2004	PeopleSupport, Inc. a Delaware corporation
	By:	/s/ Lance Rosenzweig
Chief Executive Officer, and Chairman
of the Board of Directors

EXHIBIT INDEX

Exhibit	Description
99.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation.
99.2	Press Release dated September 30, 2004 entitled: “PeopleSupport Announces Pricing of Initial Public Offering.”